AGREEMENT made as of March 29, 1996 between MARSH & McLENNAN RISK CAPITAL CORP., a Delaware corporation (the "Company"), MARSH & McLENNAN RISK CAPITAL HOLDINGS, LTD., a Delaware corporation ("MMRCH"), and ROBERT CLEMENTS (the "Executive").

      WHEREAS, the Executive is employed by the Company as its Chairman of the Board and Chief Executive Officer pursuant to the Amended and Restated Employment Agreement effective as of December 31, 1993 (the "Employment Agreement");

      WHEREAS, pursuant to an Investment Advisory Agreement dated September 19, 1995, between Risk Capital Holdings, Inc. ("Risk Capital Holdings") and the Company, and an Investment Advisory Agreement dated September 19, 1995, between Risk Capital Reinsurance Company ("Risk Capital RE") and the Company (collectively, "Advisory Agreements"), Risk Capital Holdings and Risk Capital RE will pay the Company certain fees as compensation for services rendered pursuant to the Advisory Agreements;

      WHEREAS, MMRCH has acquired certain Class A and Class B warrants to acquired shares of common stock, $.01 par value per share, of Risk Capital Holdings; and

      WHEREAS, the parties desire to enter into an Agreement on the terms set forth below.

      NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

      1. Certain Warrants. As additional compensation for the Executive's services to the Company and subject to the provisions of Paragraph 2 hereof, MMRCH shall transfer to the Executive Class A Warrants to acquire an aggregate of 200,000 shares of common stock, $.01 par value per share (the "Risk Capital Holdings Shares"), of Risk Capital Holdings, as soon as practicable following the date the consent described in Paragraph 2 hereof is obtained. In addition, as soon as practicable following the date the consent described in paragraph 2 hereof is obtained, MMRCH shall deliver to an escrow agent (the "Escrow Agent") (which Escrow Agent shall be selected by mutual agreement of the Executive and MMRCH), Class B Warrants to acquire an additional 150,000 Risk Capital Holdings Shares, to be held by the Escrow Agent in accordance with the provisions of an escrow agreement, substantially in the form attached as Exhibit A (including, however, such changes thereto as may be proposed by the Escrow Agent and are agreed to by the parties, which agreement shall not be unreasonably withheld). Such Class B Warrants shall be transferred to the Executive or exercised as provided in such escrow agreement, a condition to such transfer being that the "Market Price" of Risk Capital Holdings Shares has equaled or exceeded $35, subject to the provisions of such escrow agreement dealing with a "Change of Control," all as more fully described in such escrow agreement.

      2. Certain Conditions. The transfer of Class A and B Warrants described herein shall at all times comply with, and be subject to the conditions set forth in, Section 5(a) of the Amended and Restated Subscription Agreement, dated June 28, 1995, between Risk Capital Holdings and MMRCH ("Subscription Agreement"). The Company and the Executive shall each use best efforts to obtain the consent to the transfer described in Paragraph 1 hereof, in accordance with
Section 5(a)(y) of the Subscription Agreement. If such consent is not obtained, the Company and the Executive shall in good faith negotiate an amendment hereto which, insofar as is reasonably practicable, confers upon the Executive substantially equivalent benefits (by means of transfer of phantom equity units, stock appreciation rights or similar mechanisms).

      3. Notice. Upon each exercise by the Executive of any Class A or B Warrants described herein, the Executive shall give notice of such exercise and the number of Class A or B Warrants being exercised to the Company at

            Marsh & McLennan Risk Capital Corp.
            80 Field Point Road
            Greenwich, Connecticut  06830
            Attention:  Chief Executive Officer

with a copy to:

            Marsh & McLennan Companies, Inc.
            1166 Avenue of the Americas
            New York, New York  10036
            Attention:  General Counsel

      4. Risk Capital Holdings Performance Payment. As additional compensation for the Executive's services to the Company, the Company shall pay to the Executive a contingent deferred bonus (the "Risk Capital Holdings Performance Payment"), determined by reference to Revenue (as hereinafter defined) with respect to each of the calendar years 1998 and 2000. The Risk Capital Holdings Performance Payment shall be paid in a lump sum (less any applicable withholding of taxes) as soon as practicable after the date that the Revenue actually received with respect to the applicable calendar year has been determined. For purposes of this paragraph, Revenue shall mean the aggregate fees actually received by the Company pursuant to Section 4(b) of the Advisory Agreements. The amount of such Risk Capital Holdings Performance Payment shall be determined as follows:

with respect to 1998:

                                  Risk Capital Holdings
Revenue                           Performance Payment
-------                           -------------------

$4MM                              $250,000

more than $ 4MM but less than     $250,000 plus 20% of the excess of the
$6.5MM                            Revenue over $ 4MM

$6.5 MM or more                   $750,000

with respect to 2000:

                                  Risk Capital Holdings
Revenue                           Performance Payment
-------                           -------------------

$7MM                              $500,000

more than $7MM but less than      $500,000 plus 20% of the excess of the
$12MM                             Revenue over $7MM

$12MM or more                     $1,500,00

      5. Survival of Certain Rights. Anything in this Agreement to the contrary notwithstanding, the Executive's rights hereunder shall survive the termination of the Employment Agreement and the termination of the Executive's employment with the Company for any reason.

      6. Assignment. The Executive may sell, assign or otherwise transfer his rights to (a) the Class B Warrants, including his rights under the escrow agreement referred to in Paragraph 1 hereof (subject to receipt of consent to such transfer in accordance with Section 5(a)(y) of the Subscription Agreement) and
(b) the Risk Capital Holdings Performance Payment. In the event of the Executive's death or incompetence, the Executive's executor, heirs, guardian or other personal representative shall be entitled to exercise the Executive's rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and assigns.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                              MARSH & McLENNAN RISK CAPITAL CORP.


                              By:   /s/Jeffrey W. Greenberg
                                    -------------------------------
                                    Chairman


                              MARSH & McLENNAN RISK CAPITAL
                                 HOLDINGS, LTD.


                              By:   /s/Frank J. Borelli
                                    -------------------------------
                                    Chairman


                                    /s/Robert Clements
                                    -------------------------------
                                    Robert Clements


                                    Guaranty

Marsh & McLennan Companies, Inc., a Delaware corporation, hereby guarantees to the Executive the performance of any and all of the obligations and duties of the Company and MMRCH under this Agreement (including any obligations and duties under the escrow agreement that may be entered into pursuant to Paragraph 1 hereof.).

                              MARSH & McLENNAN COMPANIES, INC.


                              By:   /s/A. J. C. Smith
                                    -------------------------------
                                    Chairman